Effective October 15, 2012 the
Companys name changed to
James Hardie Industries plc

 EXECUTED
 SEPTEMBER 28, 2001
EXHIBIT A
AMERICAN DEPOSITARY
SHARES
THE BANK OF NEW YORK
AMERICAN DEPOSITARY
RECEIPT
FOR TWO SHARES OF THE
PAR VALUE OF A1.00 EACH
OF
JAMES HARDIE INDUSTRIES
LIMITED
INCORPORATED UNDER
THE LAWS OF THE STATE
OF NEW SOUTH WALES,
COMMONWEALTH OF
AUSTRALIA
      The Bank of New York as
depositary hereinafter called the
Depositary, hereby certifies that  or
registered assigns IS THE
OWNER OF
AMERICAN DEPOSITARY
SHARES
representing deposited Ordinary
Shares herein called Shares of
James Hardie Industries Limited,
A.C.N. 000 009 263, incorporated
under the laws of the State of New
South Wales, Commonwealth of
Australia herein called the
Company. At the date hereof, each
American Depositary Share
represents two Shares deposited
under the deposit agreement at the
Melbourne, Victoria, Australia
office of Australia and New
Zealand Banking Group Limited or
the Sydney, New South Wales,
Australia office of Westpac
Banking Corporation or the
Melbourne, Victoria, Australia
office of Indosuez Australia
Limited or the Melbourne,
Victoria, Australia office of
National Australia Bank herein
called the Custodian. The
Depositarys Corporate Trust Office
is located at a different address
than its principal executive office.
Its Corporate Trust Office is
located at 101 Barclay Street, New
York, N.Y. 10286, and its principal
executive office is located at One
Wall Street, New York, N.Y.
10286.

THE DEPOSITARYS
CORPORATE TRUST OFFICE
ADDRESS IS
101 BARCLAY STREET, NEW
YORK, N.Y. 10286



1.	THE DEPOSIT
AGREEMENT.
      This American Depositary
Receipt is one of an issue herein
called Receipts, all issued and to be
issued upon the terms and
conditions set forth in the deposit
agreement, dated as of December
15, 1990, as amended and restated
as of September 28, 2001 herein
called the Deposit Agreement, by
and among the Company, the
Depositary, and all Owners and
holders from time to time of
Receipts issued thereunder, each of
whom by accepting a Receipt
agrees to become a party thereto
and become bound by all the terms
and conditions thereof. The
Deposit Agreement sets forth the
rights of Owners and holders of
the Receipts and the rights and
duties of the Depositary in respect
of the Shares deposited thereunder
and any and all other securities,
property and cash from time to
time received in respect of such
Shares and held thereunder such
Shares, securities, property, and
cash are herein called Deposited
Securities. Copies of the Deposit
Agreement are on file at the
Depositarys Corporate Trust Office
in New York City and at the office
of the Custodian.
      The statements made on the
face and reverse of this Receipt are
summaries of certain provisions of
the Deposit Agreement and are
qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is
hereby made.
2.	SURRENDER OF
RECEIPTS AND
WITHDRAWAL OF SHARES.
      Upon surrender at the
Corporate Trust Office of the
Depositary of this Receipt, and
upon payment of the fee of the
Depositary provided in this
Receipt, and subject to the terms
and conditions of the Deposit
Agreement, the Owner hereof is
entitled to delivery, to him or upon
his order, of the Deposited
Securities at the time represented
by the American Depositary Shares
for which this Receipt is issued.
Delivery of such Deposited
Securities may be made by the
delivery of a certificates in the
name of the Owner hereof or as
ordered by him or by the delivery
of certificates properly endorsed or
accompanied by proper instruments
of transfer and b any other
securities, property and cash to
which such Owner is then entitled
in respect of this Receipt. Such
delivery will be made at the option
of the Owner hereof, either at the
office of the Custodian or at the
Corporate Trust Office of the
Depositary, provided that the
forwarding of certificates for
Shares or other Deposited
Securities for such delivery at the
Corporate Trust Office of the
Depositary shall be at the risk and
expense of the Owner hereof.
3.	TRANSFERS,
SPLITUPS, AND
COMBINATIONS OF
RECEIPTS
      The transfer of this Receipt
is registrable on the books of the
Depositary at its Corporate Trust
Office by the Owner hereof in
person or by a duly authorized
attorney, upon surrender of this
Receipt properly endorsed for
transfer or accompanied by proper
instruments of transfer and funds
sufficient to pay any applicable
transfer taxes and expenses of the
Depositary and upon compliance
with such regulations, if any, as the
Depositary may establish for such
purpose. This Receipt may be split
into other such Receipts, or may be
combined with other such Receipts
into one Receipt, representing the
same aggregate number of
American Depositary Shares as the
Receipt or Receipts surrendered.
As a condition precedent to the
execution and delivery, registration
of transfer, splitup, combination, or
surrender of any Receipt or
withdrawal of any Deposited
Securities, the Depositary, the
Custodian, or Registrar may require
payment from the presentor of the
Receipt of a sum sufficient to
reimburse it for any tax or other
governmental charge and any stock
transfer or registration fee with
respect thereto including any such
tax or charge and fee with respect
to Shares being deposited or
withdrawn and payment of any
applicable fees as provided in this
Receipt, may require the
production of proof satisfactory to
it as to the identity and
genuineness of any signature and
may also require compliance with
any regulations the Depositary may
establish consistent with the
provisions of the Deposit
Agreement or this Receipt,
including, without limitation,
paragraph 22 of this Receipt.
      The delivery of Receipts
against deposits of Shares generally
or against deposits of particular
Shares may be suspended, or the
transfer of Receipts in particular
instances may be refused, or the
registration of transfer of
outstanding Receipts generally may
be suspended, during any period
when the transfer books of the
Depositary are closed, or if any
such action is deemed necessary or
advisable by the Depositary or the
Company at any time or from time
to time because of any requirement
of law or of any government or
governmental body or commission,
or under any provision of the
Deposit Agreement or this Receipt,
or for any other reason, subject to
paragraph 22 hereof. The surrender
of outstanding Receipts and
withdrawal of Deposited Securities
may not be suspended subject only
to i temporary delays caused by
closing the transfer books of the
Depositary or the Company or the
deposit of Shares in connection
with voting at a shareholders
meeting, or the payment of
dividends, ii the payment of fees,
taxes and similar charges, and iii
compliance with any U.S. or
foreign laws or governmental
regulations relating to the Receipts
or to the withdrawal of the
Deposited Securities. Without
limitation of the foregoing, the
Depositary shall not knowingly
accept for deposit under the
Deposit Agreement any Shares
required to be registered under the
provisions of the Securities Act of
1933, unless a registration
statement is in effect as to such
Shares.
4.	LIABILITY OF OWNER
FOR TAXES.
      If any tax or other
governmental charge shall become
payable with respect to any Receipt
or any Deposited Securities
represented hereby, such tax or
other governmental charge shall be
payable by the Owner hereof to the
Depositary. The Depositary may
refuse to effect any transfer of this
Receipt or any withdrawal of
Deposited Securities represented
by American Depositary Shares
evidenced by such Receipt until
such payment is made, and may
withhold any dividends or other
distributions, or may sell for the
account of the Owner hereof any
part or all of the Deposited
Securities represented by the
American Depositary Shares
evidenced by this Receipt, and
may apply such dividends or other
distributions or the proceeds of any
such sale in payment of such tax or
other governmental charge, the
Owner hereof shall remain liable
for any deficiency.


5.	WARRANTIES OF
DEPOSITORS.
      Every person depositing
Shares hereunder shall be deemed
thereby to represent and warrant
that such Shares and each
certificate therefor are validly
issued, fully paid, non assessable,
and free of any preemptive rights
of the holders of outstanding
Shares and that the person making
such deposit is duly authorized so
to do. Every such person shall also
be deemed to represent that Shares
deposited by that person are not
restricted securities. Such
representations and warranties shall
survive the deposit of Shares and
issuance of Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND
OTHER INFORMATION
      Any person presenting
Shares for deposit or any Owner of
a Receipt may be required from
time to time to file with the
Depositary or the Custodian such
proof of citizenship or residence,
exchange control approval, or such
information relating to the
registration on the books of the
Company or the Foreign Registrar,
if applicable, to execute such
certificates and to make such
representations and warranties, as
the Depositary may deem
necessary or proper. The
Depositary may withhold the
delivery or registration of transfer
of any Receipt or the distribution
of any dividend or sale or
distribution of rights or of the
proceeds thereof or the delivery of
any Deposited Securities until such
proof or other information is filed
or such certificates are executed or
such representations and warranties
made.
7.	CHARGES OF
DEPOSITARY.
      The Company agrees to pay
the fees, reasonable expenses and
outofpocket charges of the
Depositary and those of any
Registrar only in accordance with
agreements in writing entered into
between the Depositary and the
Company from time to time. The
Depositary shall present its
statement for such charges and
expenses to the Company once
every three months. The charges
and expenses of the Custodian are
for the sole account of the
Depositary.
      The following charges shall
be incurred, not by the Company,
but by any party depositing or
withdrawing Shares or by any
party surrendering Receipts or to
whom Receipts are issued
including, without limitation,
issuance pursuant to a stock
dividend or stock split declared by
the Company or an exchange of
stock regarding the Receipts or
Deposited securities or a
distribution of Receipts pursuant to
Section 4.03 of the Deposit
Agreement, whichever applicable 1
the fees of the Depositary for the
execution and delivery of Receipts
pursuant to Section 2.03 of the
Deposit Agreement, the execution
and delivery of Receipts pursuant
to Section 4.03 of the Deposit
Agreement, the surrender of
Receipts pursuant to Section 2.05
of the Deposit Agreement, and the
making of any cash distribution
pursuant to Section 4.04 of the
Deposit Agreement, 2 taxes and
other governmental charges, 3 such
registration fees as may from time
to time be in effect for the
registration of transfers of Shares
generally on the share register of
the Company or Foreign Registrar
and applicable to transfers of
Shares to the name of the
Depositary or its nominee or the
Custodian or its nominee on the
making of deposits or withdrawals
hereunder, 4 such cable, telex and
facsimile transmission expenses as
are expressly provided in the
Deposit Agreement, 5 a fee of 5.00
or less per 100 American
Depositary Shares or portion
thereof for the execution and
delivery or surrender, respectively,
of a Receipt but not including any
execution and delivery or surrender
arising out of a transfer pursuant to
Section 2.04 of the Deposit
Agreement and 6 a fee for, and
deduct such fee from, the
distribution of proceeds pursuant
to Section 4.04 of the Deposit
Agreement, such fee being in an
amount of 2.00 or less per 100
American Depositary Shares or
portion thereof in lieu of the fee
referred to in Clause 5 above which
would have been charged as a
result of the deposit by Owners of
Shares received in exercise of
rights distributed to them pursuant
to Section 4.04 of the Deposit
Agreement, but which rights are
instead sold by the Depositary, and
the net proceeds distributed.
      The Depositary, subject to
Paragraph 8 hereof, may own and
deal in any class of securities of the
Company and its affiliates and in
Receipts.
8.	PRERELEASE OF
RECEIPTS.
      In its capacity as
Depositary, the Depositary will
lend neither the Shares held under
the Deposit Agreement nor the
Receipts provided, however, that
the Depositary reserves the right to
i issue Receipts prior to the receipt
of Shares pursuant to Section 2.02
of the Deposit Agreement and ii
deliver Shares prior to the receipt
and cancellation of Receipts
pursuant to Section 2.05 of the
Deposit Agreement, including
Receipts which were issued under i
above but for which shares may not
have been received. The Depositary
may receive Receipts in lieu of
Shares under i above and receive
Shares in lieu of Receipts under ii
above. Each such transaction will
be a accompanied by a written
representation from the person to
whom Receipts or Shares are to be
delivered that such person, or its
customer, owns the Shares or
Receipts to be remitted, as the case
may be, b at all times fully
collateralized with cash or such
other collateral as the Depositary
deems appropriate, c terminable by
the Depositary on not more than
five 5 business days notice, and d
subject to such further indemnities
and credit regulations as the
Depositary deems appropriate. The
Depositary will normally limit the
number of Receipts and Shares
involved in such transactions at any
one time to thirty percent 30% of
the Receipts outstanding without
giving effect to Receipts
outstanding under i above, or
Shares held under the Deposit
Agreement, respectively provided,
however, that the Depositary
reserves the right to change or
disregard such limit from time to
time as it deems appropriate. The
Depositary will also set limits with
respect to the number of Receipts
and Shares involved in transactions
to be done under the Deposit
Agreement with any one person on
a case by case basis as it deems
appropriate.
      The Depositary may retain
for its own account any
compensation received by it in
connection with the foregoing.


9.	TITLE TO RECEIPTS.
      It is a condition of this
Receipt and every successive
holder and Owner of this Receipt
by accepting or holding the same
consents and agrees, that title to
this Receipt when properly
endorsed or accompanied by
proper instruments of transfer, is
transferable by delivery with the
same effect as in the case of a
negotiable instrument, provided,
however, that the Depositary,
notwithstanding any notice to the
contrary, may treat the person in
whose name this Receipt is
registered on the books of the
Depositary as the absolute owner
hereof for the purpose of
determining the person entitled to
distribution of dividends or other
distributions or to any notice
provided for in the Deposit
Agreement or for all other
purposes.
10.	VALIDITY OF
RECEIPT.
      This Receipt shall not be
entitled to any benefits under the
Deposit Agreement or be valid or
obligatory for any purpose, unless
this Receipt shall have been
executed by the Depositary by the
manual or facsimile signature of a
duly authorized signatory of the
Depositary or, if a Registrar for the
Receipts shall have been appointed,
by the manual or facsimile
signature of a duly authorized
officer of the Registrar.
11.	REPORTS
INSPECTION OF TRANSFER
BOOKS.
      The Company currently
furnishes the Securities and
Exchange Commission hereinafter
called the Commission with certain
public reports and documents
required by foreign law or
otherwise under Rule 12g32b
under the Securities Exchange Act
of 1934. Such reports and
communications will be available
for inspection and copying by
holders and Owners at the public
reference facilities maintained by
the Commission located at 450
Fifth Street, N.W., Washington,
D.C. 20549.
      The Depositary will make
available for inspection by Owners
of Receipts at its Corporate Trust
Office any reports and
communications, including any
proxy soliciting material, received
from the Company which are both
a received by the Depositary as the
holder of the Deposited Securities
and b made generally available to
the holders of such Deposited
Securities by the Company. The
Depositary will also send to
Owners of Receipts copies of such
reports when furnished by the
Company pursuant to the Deposit
Agreement.
      The Depositary will keep
books for the registration of
Receipts and transfers of Receipts
which at all reasonable times shall
be open for inspection by the
Owners of Receipts provided that
such inspection shall not be for the
purpose of communicating with
Owners of Receipts in the interest
of a business or object other than
the business of the Company or a
matter related to the Deposit
Agreement or the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary
receives any cash dividend or other
cash distribution on any Deposited
Securities, the Depositary will, if at
the time of receipt thereof any
amounts received in a foreign
currency can in the judgment of the
Depositary be converted on a
reasonable basis into United States
dollars transferable to the United
States, and subject to the Deposit
Agreement, convert such dividend
or distribution into dollars and will
distribute the amount thus received
to the Owners of Receipts entitled
thereto, provided, however, that in
the event that the Company or the
Depositary is required to withhold
and does withhold from any cash
dividend or other cash distribution
in respect of any Deposited
Securities an amount on account of
taxes, the amount distributed to the
Owners of the Receipts evidencing
American Depositary Shares
representing such Deposited
Securities shall be reduced
accordingly.
      Subject to the provisions of
Section 4.11 of the Deposit
Agreement, whenever the
Depositary receives any
distribution other than a
distribution described in Sections
4.01, 4.03 or 4.04 of the Deposit
Agreement, the Depositary will
cause the securities or property
received by it to be distributed to
the Owners of Receipts entitled
thereto, in any manner that the
Depositary may deem equitable
and practicable for accomplishing
such distribution provided,
however, that if in the opinion of
the Depositary such distribution
cannot be made proportionately
among the Owners of Receipts
entitled thereto, or if for any other
reason the Depositary deems such
distribution not to be feasible, the
Depositary may adopt such method
as it may deem equitable and
practicable for the purpose of
effecting such distribution,
including, but not limited to, the
public or private sale of the
securities or property thus received,
or any part thereof, and the net
proceeds of any such sale shall be
distributed by the Depositary to
the Owners of Receipts entitled
thereto as in the case of a
distribution received in cash.
      If any distribution consists
of a dividend in, or free
distribution of, Shares, the
Depositary may and shall if the
Company shall so request,
distribute to the Owners of
outstanding Receipts entitled
thereto, additional Receipts
evidencing an aggregate number of
American Depositary Shares
representing the amount of Shares
received as such dividend or free
distribution subject to the terms
and conditions of the Deposit
Agreement with respect to the
deposit of Shares and the issuance
of American Depositary Shares
evidenced by Receipts, including
the withholding of any tax or other
governmental charge as provided in
Section 4.11 of the Deposit
Agreement and the payment of the
fees of the Depositary as provided
in Section 5.09 of the Deposit
Agreement. In lieu of delivering
Receipts for fractional American
Depositary Shares in any such case,
the Depositary will sell the amount
of Shares represented by the
aggregate of such fractions and
distribute the net proceeds, all in
the manner and subject to the
conditions set forth in the Deposit
Agreement. If additional Receipts
are not so distributed, each
American Depositary Share shall
thenceforth also represent the
additional Shares distributed upon
the Deposited Securities
represented thereby.
      In the event that the
Depositary determines that any
distribution in property including
Shares and rights to subscribe
therefor is subject to any tax or
other governmental charge which
the Depositary is obligated to
withhold, the Depositary may by
public or private sale dispose of all
or a portion of such property
including Shares and rights to
subscribe therefor in such amounts
and in such manner as the
Depositary deems necessary and
practicable to pay any such taxes or
charges, and the Depositary shall
distribute the net proceeds of any
such sale after deduction of such
taxes or charges to the Owners of
Receipts entitled thereto.
13.	RIGHTS.
      In the event that the
Company shall offer or cause to be
offered to the holders of any
Deposited Securities any rights to
subscribe for additional Shares or
any rights of any other nature, the
Depositary shall have discretion as
to the procedure to be followed in
making such rights available to any
Owners or in disposing of such
rights on behalf of any Owners and
making the net proceeds available
in Dollars to such Owners or, if by
the terms of such rights offering or,
for any other reason, the
Depositary may not either make
such rights available to any Owners
or dispose of such rights and make
the net proceeds available to such
Owners, then the Depositary shall
allow the rights to lapse provided,
however, if at the time of the
offering of any rights the
Depositary determines in its
discretion that it is lawful and
feasible to make such rights
available to all Owners or to certain
owners but not to other owners, the
Depositary may distribute, to any
Owner to whom it determines the
distribution to be lawful and
feasible, in proportion to the
number of American Depositary
Shares held by such Owner,
warrants or other instruments
therefor in such form as it deems
appropriate. If the Depositary
determines in its discretion that it is
not lawful and feasible to make
such rights available to certain
Owners, it may sell the rights or
warrants or other instruments in
proportion to the number of
American Depositary Shares held
by the Owners to whom it has
determined it may not lawfully or
feasibly make such rights available,
and allocate the net proceeds of
such sales net of the fees of the
Depositary as provided in Section
5.09 of the Deposit Agreement for
the account of such Owners
otherwise entitled to such rights,
warrants or other instruments, upon
an averaged or other practical basis
without regard to any distinctions
among such Owners because of
exchange restrictions or the date of
delivery of any Receipt or
otherwise. The Depositary shall not
be responsible for any failure to
determine that it may be lawful or
feasible to make such rights
available to Owners in general or
any Owner in particular.
      If an Owner of Receipts
requests the distribution of
warrants or other instruments in
order to exercise the rights
allocable to the American
Depositary Shares of such Owner
hereunder, the Depositary will
make such rights available to such
Owner upon written notice from
the company to the Depositary that
a the Company has elected in its
sole discretion to permit such rights
to be exercised and b such Owner
has executed such documents as
the Company has determined in its
sole discretion are reasonably
required under applicable law.
Upon instruction pursuant to such
warrants or other instruments to the
Depositary from such Owner to
exercise such rights, upon payment
by such Owner to the Depositary
for the account of such Owner of
an amount equal to the purchase
price of the Shares to be received
upon the exercise of the rights, and
upon payment of the fees of the
Depositary as set forth in such
warrants or other instruments, the
Depositary shall, on behalf of such
Owner, exercise the rights and
purchase the Shares, and the
Company shall cause the Shares so
purchased to be delivered to the
Depositary on behalf of such
Owner. As agent for such Owner,
the Depositary will cause the
Shares so purchased to be
deposited pursuant to Section 2.02
of the Deposit Agreement, and
shall, pursuant to Section 2.03 of
the Deposit Agreement, execute
and deliver to such Owner
Restricted Receipts.
      If registration under the
Securities Act of 1933 of the
securities to which any rights relate
is required in order for the
Company to offer such rights to
Owners and sell the securities upon
the exercise of such rights, the
Depositary will not offer such
rights to the Owners unless and
until such a registration statement
is in effect, or unless the offering
and sale of such securities to the
Owners of such Receipts are
exempt from registration under the
provisions of such Act.
14.	CONVERSION OF
FOREIGN CURRENCY.
      Whenever the Depositary
shall receive foreign currency, by
way of dividends or other
distributions or the net proceeds
from the sale of securities, property
or rights, and if at the time of the
receipt thereof the foreign currency
so received can in the judgment of
the Depositary be converted on a
reasonable basis into Dollars and
the resulting Dollars transferred to
the United States, the Depositary
shall convert or cause to be
converted, by sale or in any other
manner that it may determine, such
foreign currency into Dollars, and
such Dollars shall be distributed to
the Owners entitled thereto or, if
the Depositary shall have
distributed any warrants or other
instruments which entitle the
holders thereof to such Dollars,
then to the holders of such
warrants andor instruments upon
surrender thereof for cancellation.
Such distribution may be made
upon an averaged or other
practicable basis without regard to
any distinctions among Owners on
account of exchange restrictions,
the date of delivery of any Receipt
or otherwise.
      If such conversion or
distribution can be effected only
with the approval or license of any
government or agency thereof, the
Depositary shall file such
application for approval or license,
if any, as it may deem desirable.
      If at any time the
Depositary shall determine that in
its judgment any foreign currency
received by the Depositary is not
convertible on a reasonable basis
into Dollars transferable to the
United States, or if any approval or
license of any government or
agency thereof which is required
for such conversion is denied or in
the opinion of the Depositary is not
obtainable, or if any such approval
or license is not obtained within a
reasonable period as determined by
the Depositary, the Depositary may
distribute the foreign currency or
an appropriate document
evidencing the right to receive such
foreign currency received by the
Depositary to, or in its discretion
may hold such foreign currency
and, upon consultation with the
Company, shall endeavor to invest
such balance for the respective
accounts of, the Owners entitled to
receive the same.
      If any such conversion of
foreign currency, in whole or in
part, cannot be effected for
distribution to some of the Owners
entitled thereto, the Depositary
may in its discretion make such
conversion and distribution in
Dollars to the extent permissible to
the Owners entitled thereto and
may distribute the balance of the
foreign currency received by the
Depositary to, or hold such balance
and, upon consultation with the
Company, shall endeavor to invest
such balance for the respective
accounts of, the Owners entitled
thereto.

15.	RECORD DATES.
      Whenever any cash
dividend or other cash distribution
shall become payable or any
distribution other than cash shall be
made, or whenever rights shall be
issued with respect to the
Deposited Securities, or whenever
for any reason the Depositary
causes a change in the number of
Shares that are represented by each
American Depositary Share, or
whenever the Depositary shall
receive notice of any meeting of
holders of Shares or other
Deposited Securities, the
Depositary shall fix a record date a
for the determination of the
Owners of Receipts who shall be i
entitled to receive such dividend,
distribution or rights or the net
proceeds of the sale thereof or ii
entitled to give instructions for the
exercise of voting rights at any
such meeting, or b on or after
which each American Depositary
Share will represent the changed
number of Shares, subject to the
provisions of the Deposit
Agreement.
16.	VOTING OF
DEPOSITED SECURITIES.
      Upon receipt of notice of
any meeting of holders of Shares or
other Deposited Securities, if
requested in writing by the
Company, the Depositary shall, as
soon as practicable thereafter, mail
to the Owners of Receipts a notice,
the form of which notice shall be in
the sole discretion of the
Depositary, which shall contain a
such information as is contained in
such notice of meeting, and b a
statement that the Owners of
Receipts as of the close of business
on a specified record date will be
entitled, subject to any applicable
provision of law and of the Articles
of Association of the Company, to
instruct the Depositary as to the
exercise of the voting rights, if any,
pertaining to the amount of Shares
or other Deposited securities
represented by their respective
American Depositary Shares. Upon
the written request of an Owner of
a Receipt on such record date,
received on or before the date
established by the Depositary for
such purpose, the Depositary shall
endeavor in so far as practicable to
vote or cause to be voted the
amount of Shares or other
Deposited Securities represented
by such American Depositary
Shares evidenced by such Receipt
in accordance with the instructions
set forth in such request.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the
provisions of Section 4.03 of the
Deposit Agreement do not apply,
upon any change in nominal value,
change in par value, splitup,
consolidation, or any other
reclassification of Deposited
Securities, or upon any
recapitalization, reorganization,
merger or consolidation,, or sale of
assets affecting the Company or to
which it is a party, any securities
which shall be received by the
Depositary or a Custodian in
exchange for or in conversion of or
in respect of Deposited Securities
shall be treated as new Deposited
Securities under the Deposit
Agreement, and American
Depositary Shares shall thenceforth
represent the new Deposited
Securities so received in exchange
or conversion, unless additional
Receipts are delivered pursuant to
the following sentence. In any such
case the Depositary may, and shall
if the Company shall so request,
execute and deliver additional
Receipts as in the case of a
dividend on the shares, or call for
the surrender of outstanding
Receipts to be exchanged for new
Receipts specifically describing
such new Deposited Securities.
18.	LIABILITY OF THE
COMPANY AND
DEPOSITARY.
      Neither the Depositary nor
the Company nor any of their
directors, employees, agents or
affiliates shall incur any liability to
any Owner or holder of any
Receipt, if by reason of any
provision of any present or future
law of the United States or any
other country, or of any other
governmental or regulatory
authority, or by reason of any
provision, present or future, of the
Articles of Association of the
Company, or by reason of any act
of God or war or other
circumstances beyond its control,
the Depositary or the Company or
any of their directors, employees,
agents or affiliates shall be
prevented or forbidden from or be
subject to any civil or criminal
penalty on account of doing or
performing any act or thing which
by the terms of the Deposit
Agreement it is provided shall be
done or performed nor shall the
Depositary or the Company incur
any liability to any Owner or
holder of a Receipt by reason of
any nonperformance or delay,
caused as aforesaid, in the
performance of any act or thing
which by the terms of the Deposit
Agreement it is provided shall or
may be done or performed, or by
reason of any exercise of, or failure
to exercise, any discretion provided
for in the Deposit Agreement.
Where, by the terms of a
distribution pursuant to Sections
4.01, 4.02, or 4.03 of the Deposit
Agreement, or an offering or
distribution pursuant to Section
4.04 of the Deposit Agreement,
such distribution or offering may
not be made available to Owners of
Receipts, and the Depositary may
not dispose of such distribution or
offering on behalf of such Owners
and make the net proceeds
available to such Owners, then the
Depositary shall not make such
distribution or offering, and shall
allow any rights, if applicable, to
lapse. Neither the Company nor the
Depositary assumes any obligation
or shall be subject to any liability
under the Deposit Agreement to
Owners or holders of Receipts,
except that they agree to perform
their obligations specifically set
forth in the Deposit Agreement
without negligence or bad faith.
The Company shall not be liable for
the activities of the Depositary
pursuant to Paragraph 8 hereof.
The Depositary shall not be subject
to any liability with respect to the
validity or worth of the Deposited
Securities. Neither the Depositary
nor the Company shall be under
any obligation to appear in,
prosecute or defend any action,
suit, or other proceeding in respect
of any Deposited Securities or in
respect of the Receipts, which in its
opinion may involve it in expense
or liability, unless indemnity
satisfactory to it against all expense
and liability shall be furnished as
often as may be required, and the
Custodian shall not be under any
obligation whatsoever with respect
to such proceedings, the
responsibility of the Custodian
being solely to the Depositary.
Neither the Depositary nor the
Company shall be liable for any
action or nonaction by it in reliance
upon the advice of or information
from legal counsel, accountants,
any person presenting Shares for
deposit, any Owner or holder of a
Receipt, or any other person
believed by it in good faith to be
competent to give such advice or
information. The Depositary shall
not be responsible for any failure to
carry out any instructions to vote
any of the Deposited Securities, or
for the manner in which any such
vote, is cast or the effect of any
such vote, provided that any such
action  or nonaction is in good
faith. The Depositary shall not be
liable for any acts or omissions
made by a successor depositary
whether in connection with a
previous act or omission of the
Depositary or in connection with a
matter arising wholly after the
removal or resignation of the
Depositary, provided that the
Depositary exercised its best
judgment and good faith while it
acted as Depositary. The Company
agrees to indemnify the
Depositary, its directors,
employees, agents and affiliates
and any Custodian against, and
hold each of them harmless from,
any liability or expense including,
but not limited to, the fees and
expenses of counsel which may
arise out of acts performed or
omitted, in accordance with the
provisions of the Deposit
Agreement and of the Receipts, as
the same may be amended,
modified, or supplemented from
time to time, i by either the
Depositary or a Custodian or their
respective directors, employees,
agents and affiliates, except for
any liability or expense arising out
of the negligence or bad faith of
either of them, or ii by the
Company or any of its directors,
employees, agents and affiliates.
No disclaimer of liability under the
Securities Act of 1933 is intended
by any provision of the Deposit
Agreement.
19.	RESIGNATION AND
REMOVAL OF THE
DEPOSITARY
APPOINTMENT OF
SUCCESSOR
CUSTODIAN.
      The Depositary may at any
time resign as Depositary
hereunder by written notice of its
election so to do delivered to the
Company. The Depositary may at
any time be removed by the
Company by written notice of such
removal, effective upon the
appointment of a successor
depositary and its acceptance of
such appointment as provided in
the Deposit Agreement. Whenever
the Depositary in its discretion
determines that it is in the best
interest of the Owners of Receipts
to do so, it may appoint a
substitute or additional custodian
or custodians. The Depositary may
at any time be removed by the
Company by written notice of such
removal effective upon the
appointment of a successor
depositary and its acceptance of
such appointment as provided in
the Deposit Agreement. Whenever
the Depositary in its discretion
determines that it is in the best
interest of the Owners of Receipts
to do so, it may appoint a
substitute or additional custodian
or custodians.
20.	AMENDMENT.
      The form of the Receipts
and any provisions of the Deposit
Agreement may at any time and
from time to time be amended by
agreement between the Company
and the Depositary in any respect
which they may deem necessary or
desirable. Any amendment which
shall impose or increase any fees or
charges other than the fees of the
Depositary for the execution and
delivery of Receipts and taxes and
other governmental charges, or
which shall otherwise prejudice any
substantial existing right of Owners
of Receipts, shall, however, not
become effective as to outstanding
Receipts until the expiration of
three months after notice of such
amendment shall have been given
to the Owners of outstanding
Receipts. Every Owner of a
Receipt at the time any amendment
so becomes effective shall be
deemed, by continuing to hold
such Receipt, to consent and agree
to such amendment and to be
bound by the Deposit Agreement
as amended thereby. In no event
shall any amendment impair the
right of the Owner of any Receipt
to surrender such Receipt and
receive therefor the Deposited
Securities represented thereby
except in order to comply with
mandatory provisions of applicable
law.

21.	TERMINATION OF
DEPOSIT AGREEMENT.
      At any time at the direction
of the Company, the Depositary
shall terminate the Deposit
Agreement by mailing notice of
such termination to the Owners of
all Receipts then outstanding at
least 30 days prior to the date fixed
in such notice for such termination.
The Depositary may likewise
terminate the Deposit Agreement if
at any time 60 days shall have
expired after the Depositary shall
have delivered to the Company a
written notice of its election to
resign and a successor depositary
shall not have been appointed and
accepted its appointment as
provided in the Deposit
Agreement. On and after the date
of termination, the Owner of a
Receipt will, upon a surrender of
such Receipt at the Corporate Trust
Office of the Depositary, b
payment of the fee of the
Depositary for the surrender of
Receipts referred to in Section 2.05
of the Deposit Agreement, and c
payment of any applicable taxes or
governmental charges, be entitled
to delivery, to him or upon his
order, of the amount of Deposited
Securities represented by the
American Depositary Shares
evidenced by such Receipt. If any
Receipts shall remain outstanding
after the date of termination, the
Depositary thereafter shall
discontinue the registration of
transfers of Receipts, shall suspend
the distribution of dividends to the
Owners thereof, and shall not give
any further notices or perform any
further acts under the Deposit
Agreement, except that the
Depositary shall continue to collect
dividends and other distributions
pertaining to Deposited Securities,
shall sell rights as provided in the
Deposit Agreement, and shall
continue to deliver Deposited
Securities, together with any
dividends or other distributions
received with respect thereto and
the net proceeds of the sale of any
rights or other property, in
exchange for Receipts surrendered
to the Depositary after deducting,
in each case, the fee of the
Depositary for the surrender of a
Receipt, any expenses for the
account of the Owner of such
Receipt in accordance with the
terms and conditions of the
Deposit Agreement, and any
applicable taxes or governmental
charges. At any time after the
expiration of one year from the
date of termination, the Depositary
may sell the Deposited Securities
then held under the Deposit
Agreement and may thereafter
hold uninvested the net proceeds
of any such sale, together with any
other cash then held by it
thereunder, without liability for
interest, for the pro rata benefit of
the Owners of Receipts which have
not theretofore been surrendered.
After making such sale, the
Depositary shall be discharged
from all obligations under the
Deposit Agreement, except to
account for such net proceeds and
other cash after deducting, in each
case, the fee of the Depositary for
the surrender of a Receipt, any
expenses for the account of the
Owner of such Receipt in
accordance with the terms and
conditions of the Deposit
Agreement, and any applicable
taxes or governmental charges.
Upon the termination of the
Deposit Agreement, the Company
shall be discharged from all
obligations under the Deposit
Agreement except for its
obligations to the Depositary with
respect to indemnification, charges,
and expenses.


22.	COMPLIANCE WITH
U.S. SECURITIES LAWS.
      Notwithstanding any terms
of this Receipt or the Deposit
Agreement to the contrary, the
Company and the Depositary have
each agreed that it will not exercise
any rights it has under the Deposit
Agreement or the Receipt to
prevent the withdrawal or delivery
of Deposited Securities in a manner
which would violate the United
States securities laws, including,
but not limited to Section I A1 of
the General Instructions to the
Form F6 Registration Statement, as
amended from time to time, under
the Securities Act of 1933.
23.	REORGANIZATION
            As part of the
Companys proposed
reorganization, its affiliate, James
Hardie Industries N.V., will
engage in a mandatory exchange of
ordinary shares of James Hardie
Industries N.V. JHI NV Shares
represented by CHESS units of
foreign securities CUFS for Shares
of the Company, which exchange
will occur with respect to all
holders of Shares of the Company
except those holders who reside
outside of Australia, New Zealand,
the United States and the United
Kingdom unless before the
Implementation Date as defined
below, James Hardie Industries
N.V. is satisfied that the CUFS can
be lawfully issued to such holders
without any obligation to conduct
any investigations into the matter,
in which case the Company shall
notify the Depositary in writing or
any holder whose name indicates it
is a corporate entity incorporated in
The Netherlands, who will receive
cash in lieu of Shares of the
Company.  Such exchange is
referred to as the Reorganization.
            Notwithstanding
the terms of Section 4.02 of the
Deposit Agreement, each Owner
and holder of a Receipt
outstanding on the day the
Reorganization is consummated the
Implementation Date will be
deemed to have authorized and
instructed the Depositary, upon
receipt by the Depositary of JHI
NV Shares represented by CUFS
in exchange for Shares in
connection with the
Reorganization, i to deposit such
JHI NV Shares represented by
CUFS with the James Hardie
Industries N.V. Depositary JHI
NV Depositary, and ii to instruct
the JHI NV Depositary to issue
James Hardie Industries N.V.
American depositary shares JHI
NV ADSs and deliver such ADSs
to the Depositary.  On or about the
Implementation Date, it is
expected that the Company will
direct the Depositary to terminate
this Deposit Agreement by mailing
notice of such termination to the
Owners of all Receipts then
outstanding at least 30 days prior
to the date fixed to such notice for
such termination, pursuant to
Section 6.02 of the Deposit
Agreement.
            No JHI NV ADSs
will be exchanged for American
Depositary Shares held by any
Owner resident, established,
domiciled or otherwise having a
residence, in each case as
determined by the registered name
andor address of such Owner as
shown on the books of the
Depositary as of the record date set
by the Depositary pursuant to
Section 4.06 of the Deposit
Agreement which record date shall
be, to the extent practicable, one
business day prior to the
Implementation Date or such other
date as the Company and
Depositary shall determine, outside
of Australia, New Zealand, the
United States and the United
Kingdom unless before the
Implementation Date as defined
below, James Hardie Industries
N.V. is satisfied that the CUFS can
be lawfully issued to such holders
without any obligation to conduct
any investigations into the matter,
in which case the Company shall
notify the Depositary in writing or
any Owner whose name indicates
that it is a corporate entity
incorporated in The Netherlands.
In lieu of delivering JHI NV ADSs
to such Owners resident outside of
Australia, New Zealand, the
United States and the United
Kingdom or any such Owner
whose name indicates that it is a
corporate entity incorporated in
The Netherlands, the Company
shall cause to be paid to the
Depositary such amount of Dollars
payable to each such Owner in lieu
of JHI NV ADSs, accompanied by
reasonable written instructions
identifying such Owners entitled to
receive cash in lieu of JHI NV
ADSs and identifying the amount
of Dollars payable to each such
Owner.  Upon surrender of
American Depositary Shares by
such Owners, the Depositary shall
distribute such Dollars in
accordance with such instructions,
provided that in no event shall the
Depositary be responsible or liable
for any action taken or inaction by
it pursuant to the terms of this
paragraph so long as such action or
inaction is without negligence or
bad faith.
            Owners and holders
hereby acknowledge that, after the
Reorganization, the Depositary will
deliver JHI NV ADSs upon the
surrender of American Depositary
Shares after receipt by the
Depositary of JHI NV ADSs from
the JHI NV Depositary.  However,
it is further acknowledged that,
during the period beginning at the
Implementation Date until the time
JHI NV ADSs are delivered to the
Depositary it will not be possible
for the Depositary to deliver any
JHI NV ADSs against surrender of
Receipts.  Cash in lieu of fractional
JHI NV ADSs, if any, will
subsequently be delivered by the
Depositary, net of conversion
expenses, taxes or governmental
charges, if any.
            It is further hereby
acknowledged that the JHI NV
ADSs delivered to the Depositary
upon the consummation of the
Reorganization will constitute
Deposited Securities for purposes
of Section 6.02 of the Deposit
Agreement.




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